GREEWICH STREET SERIES FUND
                            10f-3 REPORT
                 June 1, 1997 trough August 31, 1997


                                                       % of
                    Trade                    Par/      Purch.    Fund
% of
Issuer                   Date Selling Dealer      Shares
Price     Assets         Issue

Polo Ralph Corp.              6/11/97   Goldman Sachs       300
$26.00    0.0003%        0.38%

ARM Financial Group Inc.      6/18/97   Morgan Stanley      500
15.00     0.0003         0.48

Great Plains Software         6/20/97   Goldman Sachs       100
16.00     0.013          0.13

MAS Technology Ltd.      6/20/97   Hambrecht & Quist        1,000
14.00     0.006          0.50

Hanover Compressor Co.        6/30/97   Goldman Sachs       3,000
19.50     0.024          1.57

Cal Dive International, Inc.       7/1/97    Schroder & Co. Inc.
700         15.00   0.004          0.21

Equity Office Properties Trust     7/7/97    Merrill Lynch
5,400            21.00   0.047          0.63

Equity Office Properties Trust     7/7/97    Merrill Lynch
2,000            21.00   0.100          0.08

@ Home Network           7/11/97   Morgan Stanley      1,600
10.50     0.007          0.44

CCA Prison Realty Trust       7/14/97   JC Bradford         5,000
21.00     0.044          0.03

Chase Manhattan Bank          7/31/97   Chase Securities
179,996          99.768  1.190          0.87
5.875% due 8/4/1999

Ispat International NV        8/7/97    DLJ            800  `
27.00     0.009          0.43

Pegasus Systems, Inc.         8/7/97    Hambrecht & Quist
1,000            13.00   0.005          0.37

Corestaff Inc. 2.94% cv sub
     Notes due 8/15/2004 8/11/97   Morgan Stanley      25,000
83.991    0.878          0.14

Northern States Power         9/17/97   Merrill Lynch       5,700
49.5625   0.64      3.30

First Union Corp.             9/18/97   Morgan Stanley Dean Witter
60,000         48.375    1.12      1.15

Nextlink Communications       9/26/97   Salomon Brothers
8,400          17.000    0.32      0.14

Best Software Inc.            9/30/97   Hambrecht & Quist        5,00
13.000    0.002          0.12

Power-One Power Supplies      9/30/97   Stephens Inc.       3,300
14.000    0.02      0.60

American Italian Pasta        10/8/97   Morgan Stanley Dean Witter
200       18.000    0.001          0.88

China Telecom            10/16/97  Goldman Sachs       1,100
30.500    0.01      0.01
     (Hong Kong) Limited

Beringer Wine Estates         10/28/97  Goldman Sachs       1,100
26.000    0.01      0.72
     Holdings Inc.

Metromedia Fiber Network      10/28/97  Salomon Brothers Inc.
7,800          16.000    0.05      2.13

Electric Lightwave            11/24/97  Lehman Brothers
8,500          16.000    0.05      2.94

Extendicare              11/25/97  NationsBanc         100,000
100.00              10.00